                                                                    EXHIBIT 99.1



                     [Omnicare Letterhead]

Omnicare                                                            news release
--------------------------------------------------------------------------------

                                                               CONTACT:
[LOGO]                                                         Cheryl D. Hodges
                                                               (859) 392-3331

               Omnicare Reports Record First-Quarter 2004 Results

COVINGTON, Ky., April 29, 2004 -- Omnicare, Inc. (NYSE:OCR), a leading provider of pharmaceutical care for the elderly, reported today financial results for its first-quarter ended March 31, 2004 versus the comparable prior-year period, as follows:

     o    Earnings per diluted share increased 45% to 61 cents

     o    Net income rose 57% to $63.5 million

     o Earnings before interest, income taxes, depreciation and amortization (EBITDA) increased 39% to $129.9 million

     o    Sales grew 22% to $982.3 million

"The first quarter of 2004 continued the strong trends we saw in 2003 with top line momentum, earnings in line with expectations, solid cash flow and balance sheet strength affording Omnicare the resources and flexibility to pursue its growth initiatives," said Joel F. Gemunder, Omnicare president and chief executive officer. "In fact, the first quarter marks our fifteenth consecutive quarter of year-over-year as well as sequential growth. Highlights of our growth this quarter included the contribution from pharmacy acquisitions made in 2003 and to date in 2004, the ongoing benefits of our acquisition integration efforts as well as the emergence of a turnaround in our contract research business."

For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company's Web site at www.omnicare.com.

Institutional Pharmacy Business

Omnicare's institutional pharmacy business generated record sales of
$948.5 million for the first quarter of 2004, 24% higher than the $763.2 million reported in the comparable prior-year quarter of 2003. Operating income in this business reached $123.4 million, 45% higher than the $85.4 million recorded in the first quarter of 2003. At March 31, 2004, Omnicare served approximately 1,050,000 beds versus approximately 935,000 at March 31, 2003, an increase of approximately 12%.

"The strong growth in our pharmacy business is the product of aggressive execution of our acquisition strategy. Not only did we benefit from the acquisitions and related integration efforts in 2003, we have also increased the number of beds served through a number of smaller acquisitions throughout the first quarter of 2004," said Gemunder. "It is important to note that roughly half of the new beds added in the first quarter of 2004 were in alternative institutional markets such as correctional facilities, mental health and personal care or supportive living facilities. While these facilities tend to provide lower revenues per bed than more traditional institutional markets such as skilled nursing and assisted living facilities, they also typically carry lower operating costs. So, we look upon further penetration of these markets as another avenue of growth.

"Also contributing to growth was the expansion of our clinical and other service programs and increasing occupancy in many areas. Further market penetration of newer branded drugs and drug price inflation, offset in part by increasing use of generic drugs, also contributed to the sales gain. Importantly, our year-over-year sales increase was highly leveraged by the ongoing benefits of our acquisition integration efforts as well as productivity initiatives throughout the pharmacy organization."

CRO Business

Omnicare Clinical Research, the Company's contract research (CRO) business, generated revenues of $33.8 million on a Generally Accepted Accounting Principles ("GAAP") basis for the first quarter of 2004, versus the comparable prior-year quarter's revenues of $42.7 million. Included in both periods were reimbursable out-of-pocket expenses, totaling $4.5 million in the 2004 period and $8.1 million in the 2003 period. Excluding these reimbursable out-of-pocket expenses, adjusted revenues of $29.2 million were lower than the $34.6 million recorded on this basis in the 2003 period. Operating income in the first quarter of 2004 was $3.2 million versus the $4.7 million earned during the prior-year period. Backlog in our CRO business at March 31, 2004 was approximately $197 million.

"Our CRO business performed in line with our expectations for the quarter," said Gemunder. "While it continued to have tough year-over-year comparisons, the improved performance of our CRO on a sequential basis reflects, we believe, the emergence of a turnaround in this business. We were encouraged by the increase in new business proposals, as well as actual new business wins in the quarter. Also during the quarter, we entered into a new preferred provider agreement with a major pharmaceutical manufacturer and our PeriApproval and Geriatric Clinical Studies Unit, created in early 2003, is exceeding expectations. These factors, combined with cost reduction efforts, led to improving profitability in this business."

Financial Position

"Our ongoing focus on enhancing cash flow continued during the quarter," said Gemunder. "Cash flow from operations for the first-quarter ended March 31, 2004 was $23.8 million as compared with $5.4 million for the first quarter ended March 31, 2003. During the first quarter of 2003, a slowdown in payments to all providers by the Illinois Department of Public Aid (Illinois Medicaid) delayed approximately $56 million in payments to us, and these funds were received during the balance of the year. In the first quarter of 2004, another broad-based slowdown occurred in Illinois, impacting cash flow by approximately $29 million, but we are pleased to report that, similar to last year, we recently have begun receiving a higher level of payments. Also, owing to a change in payment terms under our new contract with our drug wholesaler, a one-time deposit of $44 million was made during the first quarter of 2004 that will not recur in subsequent quarters. Lastly, a statewide administrative backup in the transfer of Medi-Cal provider numbers affecting California-based pharmacies acquired in the SunScript acquisition and other acquisitions created a temporary delay in cash receipts of approximately $19 million, which amount we expect to receive in due course. Nonetheless, the strength of our cash flow during the quarter allowed us to continue our capital deployment strategies in both active acquisition efforts and advance purchases of pharmaceuticals (pre-buys). Pre-buys for the first quarter ended March 31, 2004 were $25.6 million as compared with $32.6 million for the first quarter of last year."

Gemunder noted that, during the quarter, the Company maintained a strong financial position with cash balances of approximately $180 million and total-debt-to-total capitalization at 40.8%, down 690 basis points from the comparable prior-year quarter.

Omnicare Outlook

"During the first quarter, we continued to experience relative stability in the operating environment in the long-term care industry underscored by increasing Medicare admissions and improving occupancy reported in many areas and we see these positive trends continuing," said Gemunder.

"We continue to monitor key issues related to healthcare funding, including the pressures on state Medicaid budgets arising from the economy coupled with growth in enrollees as eligibility is expanded; the escalation in drug costs owing to higher drug utilization among seniors and the introduction of new, more efficacious, albeit more expensive, medications, offset somewhat by increasing use of generic medications. Though the economy is not yet robust and healthcare costs continue to escalate, many states are posting higher tax revenues, which is a positive development as states work toward balancing their budgets for fiscal 2005."

Continuing, Gemunder said, "Pharmaceuticals remain the most cost-effective means of treating the chronic illnesses of the frailest members of our society and, as such, should be considered nondiscretionary expenditures and should be appropriately funded. The geriatric pharmaceutical business offers meaningful solutions to containing healthcare costs while ensuring the well-being of the nation's growing elderly population. Omnicare is positioned at the forefront of these trends and has demonstrated to payors, including state Medicaid programs, that our clinical programs can yield substantially lower drug costs while enhancing quality of care."

Gemunder also noted that, since regulations governing the implementation of the Medicare drug benefit, signed into law in December 2003 and effective in 2006, are still under development, it remains difficult today to predict the impact or outcome of this legislation or of any changes in healthcare policy relating to the future funding of the Medicare and Medicaid programs. "We believe, however, that our extensive experience in geriatric pharmaceutical care, the expertise we have developed in pharmaceutical case management and our vast database on drug utilization and outcomes in the elderly have positioned us well as the implementation of the Medicare drug benefit develops," he added.

"We believe that our growth strategy, which has served us well in mitigating reimbursement risks and strengthening our industry leading position, will allow us to maximize cash flow, maintain a strong financial position, enhance the efficiency of our operations and continue to develop our franchise in the geriatric pharmaceutical market.

"Following this strategy has enabled us to dramatically increase the size of our core pharmacy business. This significant expansion of our core business gives us substantially greater ability to leverage our clinical services and information businesses, thereby enhancing our cost advantages in the institutional pharmacy market.

"While our CRO business at times experiences short-term volatility, we see a positive long-term outlook in Omnicare Clinical Research as we benefit from the streamlining and globalization of our business, our unique capabilities in the geriatric market and the strength of our presence in the overall drug development marketplace.

"Given our solid underlying fundamentals and our proven strategy, combined with our financial strength and flexibility, we see numerous opportunities for future growth," Gemunder concluded.

Webcast Today

Omnicare will hold a conference call to discuss first-quarter results today at 11:00 a.m. ET. The conference call will be available live via webcast at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls." An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities comprising approximately 1,050,000 beds in 47 states and the District of Columbia, making it the nation's largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 29 countries worldwide.

In addition to historical information, this report contains certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management's views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Forward-looking statements in this report include, but are not limited to, the following: expectations concerning the Company's financial performance, results of operations, sales, earnings or business outlook; trends in the long-term healthcare and contract research industries generally; expectations concerning the Company's ability to leverage its core business; anticipated growth in alternative institutional markets such as correctional facilities, mental health and personal care or supportive living facilities; expectations concerning continued relative stability in the operating environment in the long-term care industry; the ability to leverage the Company's CRO business and its core pharmacy business as anticipated; volatility in the CRO business; anticipated business performance of the CRO; expectations in the CRO business resulting from streamlining and globalization efforts, the Company's unique capabilities in the geriatric market and strength of presence in the drug development marketplace; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications and the increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the impact of the Medicare drug benefit, signed into law in December 2003 and effective in 2006, and its implementing regulations; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; the ability of the Company to utilize its expertise in geriatric pharmaceutical care and pharmaceutical cost management and its database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment and the implementation of the Medicare drug benefit; the effectiveness of the Company's growth strategy in allowing the Company to maximize cash flow, maintain a strong financial position, enhance the efficiency of its operations and continue to develop the Company's franchise in the geriatric pharmaceutical market; the ability of expansion in the Company's core business to provide the Company greater ability to leverage its clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; and expectations concerning opportunities for future growth. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; trends for the continued growth of the Company's businesses; expectations concerning the development and performance of the Company's informatics business; the effectiveness of the Company's formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to the Company as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of the Company's customers; the ability of the Company to assess and react to the financial condition of its customers; the effectiveness of the Company's pharmaceutical purchasing programs and its ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies and the ability to realize anticipated sales, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on the Company's sales, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of the Company's implementation and expansion of its clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the Medicare drug benefit and its implementing regulations; legislation and regulations affecting payment and reimbursement rates for skilled nursing facilities; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; the Company's ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; the failure of the Company or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                 ----------------------------------
                                                                                   2004                      2003
                                                                                 --------                 ---------

     Sales                                                                       $977,742                  $797,753
     Reimbursable out-of-pockets (a)                                                4,537(a)                  8,108(a)
                                                                                 --------                  --------
     Total net sales                                                              982,279                   805,861
                                                                                 --------                  --------
     Cost of sales                                                                723,074                   589,792
     Reimbursed out-of-pocket expenses (a)                                          4,537(a)                  8,108(a)
                                                                                 --------                  --------
     Total direct costs                                                           727,611                   597,900
                                                                                 --------                  --------
     Gross profit                                                                 254,668                   207,961
     Selling, general and administrative expenses                                 138,662                   126,928
                                                                                 --------                  --------
     Operating income                                                             116,006                    81,033
     Investment income                                                                634                       588
     Interest expense                                                             (16,712)                  (16,456)
                                                                                 --------                  --------
     Income before income taxes                                                    99,928                    65,165
     Income taxes                                                                  36,437                    24,742
                                                                                 --------                  --------
     Net income                                                                  $ 63,491                  $ 40,423
                                                                                 ========                  ========

     Earnings per share ("EPS"):
                Basic                                                            $   0.61                  $   0.43
                                                                                 ========                  ========
                Diluted                                                          $   0.61                  $   0.42(b)
                                                                                 ========                  ========

     Weighted average number of common shares outstanding:
                Basic                                                             103,458                    94,386
                                                                                 ========                  ========
                Diluted                                                           104,769                   104,029(b)
                                                                                 ========                  ========




     The footnotes presented at the separate "Footnotes to Financial Information" page are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (c)
Excluding EITF No. 01-14
(000s)
Unaudited

                                                                                         Corporate
                                                       Pharmacy           CRO               and              Consolidated
                                                       Services        Services        Consolidating            Totals
                                                       --------        --------        -------------         ------------
Three Months Ended March 31, 2004:

Adjusted sales                                          $948,513        $29,229(d)        $      -              $977,742(d)
                                                        ========        =======           ========              ========


Operating income                                        $123,430        $ 3,208           $(10,632)              $116,006

Depreciation and amortization                             12,968            347                612                 13,927
                                                        --------        -------           --------               --------
Earnings before interest, income taxes,
    depreciation and amortization ("EBITDA")(e)         $136,398        $ 3,555           $(10,020)              $129,933
                                                        ========        =======           ========               ========


Three Months Ended March 31, 2003:

Adjusted sales                                          $763,154        $34,599(d)        $      -               $797,753(d)
                                                        ========        =======           ========               ========


Operating income                                        $ 85,370        $ 4,730           $ (9,067)              $ 81,033

Depreciation and amortization                             11,748            418                595                 12,761
                                                       --------        -------            --------               --------

EBITDA (e)                                              $ 97,118        $ 5,148           $ (8,472)              $ 93,794
                                                        ========        =======           ========               ========


The footnotes presented at the separate "Footnotes to Financial Information" page are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

                                                                                      March 31,             December 31,
                                                                                        2004                    2003
                                                                                     ----------              ----------
       ASSETS

       Cash and cash equivalents                                                       $174,069              $  187,413
       Restricted cash                                                                    5,777                     714
       Deposit with drug wholesaler                                                      44,000                       -
       Accounts receivable, net                                                         737,078                 678,255
       Unbilled receivables                                                              10,312                  15,281
       Inventories                                                                      322,022                 326,550
       Deferred income tax benefits and other current assets                            214,373                 174,875
                                                                                     ----------              ----------
                 Total current assets                                                 1,507,631               1,383,088
                                                                                     ----------              ----------
       Properties and equipment, net                                                    149,422                 148,307
       Goodwill                                                                       1,765,959               1,690,558
       Other noncurrent assets                                                          176,703                 173,068
                                                                                     ----------              ----------
                 Total assets                                                        $3,599,715              $3,395,021
                                                                                     ==========              ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY

       Accounts payable                                                              $  323,053              $  296,089
       Deferred revenue                                                                  18,540                  22,454
       Current debt                                                                      22,799                  20,709
       Other current liabilities                                                        113,773                 123,508
                                                                                     ----------              ----------
                 Total current liabilities                                              478,165                 462,760
                                                                                     ----------              ----------
       Long-term debt                                                                   214,651                 135,855
       8.125% senior subordinated notes, due 2011                                       375,000                 375,000
       6.125% senior subordinated notes, net, due 2013                                  237,735                 226,822
       4.0% contingent convertible notes, due 2033                                      345,000                 345,000
       Deferred income taxes and other noncurrent liabilities                           197,280                 173,560
                                                                                     ----------              ----------
                 Total liabilities                                                    1,847,831               1,718,997
                                                                                     ----------              ----------
       Stockholders' equity                                                           1,751,884               1,676,024
                                                                                     ----------              ----------
                 Total liabilities and stockholders' equity                          $3,599,715              $3,395,021
                                                                                     ==========              ==========


       The footnotes presented at the separate "Footnotes to Financial Information" page are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

                                                                                      Three Months Ended
                                                                                        March 31, 2004
                                                                                      ------------------
       Cash flows from operating activities:
       Net income                                                                              $  63,491
       Adjustments to reconcile net income to net cash
             flows from operating activities:
                   Depreciation                                                                    9,081
                   Amortization                                                                    4,846
                   Provision for doubtful accounts                                                10,476
                   Deferred tax provision                                                         14,808
       Changes in assets and liabilities, net of effects
             from acquisition of businesses                                                      (78,944)
                                                                                               ---------
                         Net cash flows from operating activities                                 23,758
                                                                                               ---------

       Cash flows from investing activities:
       Acquisition of businesses                                                                (105,936)
       Capital expenditures                                                                       (5,068)
       Other                                                                                      (5,028)
                                                                                               ---------
                         Net cash flows from investing activities                               (116,032)
                                                                                               ---------

       Cash flows from financing activities:
       Borrowings on line of credit facility                                                     115,000
       Payments on line of credit facility and term A loan                                       (34,103)
       Payments on long-term borrowings and obligations                                              (52)
       Proceeds from stock awards and exercise of stock options and
             warrants, net of stock tendered in payment                                            1,072
       Dividends paid                                                                             (2,333)
                                                                                               ---------
                         Net cash flows from financing activities                                 79,584
                                                                                               ---------

       Effect of exchange rate changes on cash                                                      (654)
                                                                                               ---------

       Net decrease in cash and cash equivalents                                                 (13,344)
       Cash and cash equivalents at beginning
             of period - unrestricted                                                            187,413
                                                                                               ---------
       Cash and cash equivalents at
             end of period - unrestricted                                                      $ 174,069
                                                                                               =========


       The footnotes presented at the separate "Footnotes to Financial Information" page are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (c)
(000s)
Unaudited

                                                                                  Three Months Ended
                                                                                      March 31,
                                                                            -------------------------------
                                                                              2004                   2003
                                                                            --------               --------
Earnings before interest, income taxes,
   depreciation and amortization ("EBITDA"):(e)
      Earnings before interest and income taxes ("EBIT")                    $116,006               $ 81,033
      Depreciation and amortization                                           13,927                 12,761
                                                                            --------               --------
         EBITDA(e)                                                          $129,933               $ 93,794
                                                                            ========               ========
Net cash flows from operating activities:
      EBITDA(e)                                                             $129,933               $ 93,794
      Subtract:
      Interest expense, net of investment income                             (16,078)               (15,868)
      Income taxes                                                           (36,437)               (24,742)
      Changes in assets and liabilities, net of effects from
         acquisition of businesses                                           (78,944)               (72,347)
      Add:
      Provision for doubtful accounts                                         10,476                 11,045
      Deferred tax provision                                                  14,808                 13,469
                                                                            --------               --------
         Net cash flows from operating activities                           $ 23,758               $  5,351
                                                                            ========               ========
Free cash flow:(f)
      Net cash flows from operating activities                              $ 23,758               $  5,351
      Capital expenditures                                                    (5,068)                (3,990)
      Dividends                                                               (2,333)                (2,125)
                                                                            --------               --------
         Free cash flow(f)                                                  $ 16,357               $   (764)
                                                                            ========               ========

Segment Reconciliations - CRO Services
Adjusted Sales - CRO Services:
      Total net sales(a)                                                    $ 33,766               $ 42,707
      Reimbursable out-of-pockets(a)                                          (4,537)                (8,108)
                                                                            --------               --------
      Adjusted sales(d)                                                     $ 29,229               $ 34,599
                                                                            ========               ========




DEFINITIONS:
          GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").
          Non-GAAP: Amounts that do not conform with U.S. GAAP.
          Pre-Buys: Cash outlays primarily comprised of purchases of pharmaceuticals in advance of price increases.


      The footnotes presented at the separate "Footnotes to Financial Information" page are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s)
Unaudited



(a) In accordance with Emerging Issues Task Force ("EITF") Issue No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred" ("EITF No. 01-14"), Omnicare has recorded reimbursements received for "out-of-pocket" expenses on a grossed-up basis in the income statement as revenues and direct costs. EITF No. 01-14 relates solely to the Company's contract research services business.

(b) The three month period ended March 31, 2003 includes the dilutive effect of the 5% convertible subordinated debentures, which assumes conversion using the "if converted" method. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. For purposes of the "if converted" calculation, 8,712 shares were assumed to be converted for the three month period ended March 31, 2003. Additionally, interest expense, net of taxes, of $2,922 for the three month period ended March 31, 2003 was added back to net income for purposes of calculating diluted earnings per share using this method.

(c) Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted results provide added insight into the Company's performance by focusing on the results generated by the Company's ongoing core operations. Management uses the adjusted results for measurement purposes. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(d) The noted presentation excludes amounts that Omnicare is required to record in its income statement relating to EITF No. 01-14, as discussed in further detail at footnote (a) above.

(e) EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity or net income as an indicator of Omnicare's operating performance. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others.

(f) Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.